UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PERSEON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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PERSEON CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
PERSEON CORPORATION

April 17, 2015

TO THE STOCKHOLDERS OF PERSEON CORPORATION:

A special meeting (the “Special Meeting”) of stockholders of Perseon Corporation (the “Company” or “Perseon”) will be held on May 12, 2015, at the corporate offices of Perseon located at 2188 West 2200 South, Salt Lake City, Utah  84119.  The Special Meeting will convene at 9:00 a.m., Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.
to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-6 and 1-for-12, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

2.	to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 14, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting.  Each share of common stock is entitled to one vote.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.  TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

PERSEON CORPORATION BY ORDER OF THE BOARD OF DIRECTORS
Salt Lake City, Utah, April 17, 2015	William Barth, Secretary

PERSEON CORPORATION
2188 West 2200 South, Salt Lake City, Utah 84119

PROXY STATEMENT

PERSEON CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 12, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Perseon Corporation, a Delaware corporation (the “Company” or “Perseon”), for use at the special meeting of the stockholders (the “Special Meeting”) to be held on May 12, 2015 at the corporate offices of Perseon, located at 2188 West 2200 South, Salt Lake City, Utah 84119, at 9:00 a.m., Mountain Time.  Directions to the Special Meeting can be obtained by calling Tina Ouimette at (801) 972-5555.

THIS PROXY STATEMENT, THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT APRIL 17, 2015.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting to be Held on May 12, 2015.

A copy of this Proxy Statement is available at:
https://materials.proxyvote.com/715270

At the Special Meeting, the stockholders of the Company will be asked to vote on one proposal (the “Reverse Stock Split Proposal”), to amend our Amended and Restated Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock, par value $0.001 per share.

A proxy for use at the Special Meeting is enclosed.  If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.  Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Special Meeting in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the Reverse Stock Split Proposal.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies.  Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone.  They will not receive additional compensation for this effort.  We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

April 14, 2015 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting.  As of the Record Date, 39,689,209 shares of our common stock (“Common Stock”) were issued and outstanding.  Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Special Meeting.

The holders of one-third of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting and at any adjournment or postponement thereof.  Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum.

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal. Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. The Reverse Stock Split Proposal is a routine matter and may be voted on by your broker if you do not submit voting instructions.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card.  A proxy card submitted by mail must be received by the time of the Special Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 11, 2015.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded.  Specific instructions to be followed are set forth on the enclosed proxy card.  Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 11, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of February 28, 2015 for (i) each director, (ii) each holder of 5.0% or greater of our Common Stock, (iii) our named executive officers as determined under Item 402 of Regulation S-K, and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchnange Commission (the "Commission"), and generally includes voting or investment power with respect to securities.  Shares subject to options that are exercisable within 60 days following February 28, 2015 are deemed to be outstanding and beneficially owned by the optionee or group of optionees for the purpose of computing share and percentage ownership of that optionee or group of optionees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them.  The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.  The percentage calculation of beneficial ownership is based on 39,689,209 shares of Common Stock outstanding as of February 28, 2015.  Except as otherwise noted, the address of each person listed on the following table is 2188 West 2200 South, Salt Lake City, Utah 84119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent

5% or Greater Stockholders
Dr. Gerhard W. Sennewald(1)	6,483,226	16.3%
Officers and Directors
Dr. Michael Nobel(2)	469,545	1.2%
Steven G. Stewart(3)	246,368	*
Timothy C. McQuay(4)	180,836	*
Damian E. Dupuy, MD	69,330	*
Harold R. Wolcott(5)	898,260	2.2%
William S. Barth(6)	153,333	*
Clinton E. Carnell Jr. (7)	-	-
All Executive Officers and Directors as a Group (10 persons)(8)	2,244,089	5.4%

* Less than 1%

(1)	Includes 90,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015. Dr. Sennewald resigned as a director on February 4, 2015
(2)	Includes 115,000 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.
(3)	Includes 106,368 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.
(4)	Includes 47,457 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.
(5)
Includes 885,760 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.  Mr. Wolcott resigned his positions as President and Chief Executive Officer effective November 10, 2014.

(6)	Includes 133,333 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.
(7)	Mr. Carnell was appointed Chief Executive Officer and President, effective November 10, 2014.
(8)	Includes 1,509,585 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 6, 2015.

REVERSE STOCK SPLIT PROPOSAL

General

Our Board has approved, and is hereby soliciting stockholder approval of, an amendment to our Amended and Restated Certificate of Incorporation in the form set forth in APPENDIX A to this Proxy Statement (the “Reverse Stock Split Amendment”) to effect a reserve split of our issued and outstanding shares of common stock at a ratio of between 1-for-6 and 1-for-12 (the “Reverse Stock Split”), inclusive, which ratio will be selected at the sole discretion of our Board at any whole number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. A vote “FOR” the Reverse Stock Split Proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of between six (6) and twelve (12) shares of common stock, inclusive, as determined in the sole discretion of our Board, into one (1) share of common stock. If our stockholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to June 30, 2015. The Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

•	our ability to continue our listing on The NASDAQ Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock as designated by our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for future issuance will increase which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board may deem advisable.

If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will be implemented promptly. However, the Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders. The Board also reserves the right to delay the Reverse Stock Split until June 30, 2015.

Our Board believes that a Reverse Stock Split at a ratio of between 1-for-6 and 1-for-12, inclusive, as currently proposed, will be effective to increase the per share trading price of our common stock above NASDAQ’s minimum bid price requirement of $1.00 per share to be listed on The NASDAQ Capital Market, as further discussed below.

Purpose of the Reverse Stock Split Amendment

Our common stock currently trades on The NASDAQ Capital Market under the symbol “PRSN.” The NASDAQ Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock has a bid price that is greater than or equal to $1.00 per share.

On August 8, 2014, we received a letter from NASDAQ indicating that the bid price of our common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2). We were provided an initial period of 180 calendar days, or until February 4, 2015, during which to regain compliance.  We did not regain compliance with NASDAQ Listing Rule 5550(a)(2) by February 4, 2015, and we requested, and were granted, an additional 180 days. We qualified for a timing extension by meeting NASDAQ’s continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and we provided NASDAQ with written notice of our intention to cure the deficiency. If we do not regain compliance during the additional period, NASDAQ will provide us with written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan would be a reverse stock split to increase the per share trading price of our common stock above NASDAQ’s minimum bid price requirement of $1.00 per share.

Our Board has considered the potential harm to us and our stockholders should NASDAQ delist our common stock on The NASDAQ Capital Market. Delisting from NASDAQ would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

The purpose of the Reverse Stock Split is to increase the per share trading price of our common stock. We believe that stockholder approval of the proposed Reverse Stock Split would allow us to regain compliance with the minimum bid price requirement. If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will be promptly implemented. However, the Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE NASDAQ MARKETPLACE RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 80,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of rounding in lieu of fractional shares), the number of authorized shares of our common stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of common stock would remain at 80,000,000 shares, thereby effectively increasing the number of shares of common stock available for future issuance which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board may deem advisable. In addition, the total number of authorized shares of preferred stock would remain at 10,000,000 shares. The conversion ratio of our issued outstanding shares of preferred stock will adjust proportionately with the ratio of the Reverse Stock Split.

The table below sets forth, as of December 31, 2014 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-6 and 1-for-12, inclusive, including on our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-6	1-for-9	1-for-12
Common stock outstanding	39,689,209	72.4%	6,614,868	4,409,912	3,307,434
Common stock underlying warrants	9,857,305	18.0	1,642,884	1,095,256	821,442
Common stock underlying options	5,273,586	9.6	878,931	585,954	439,466
Total common stock and equivalents	54,820,100	100.0%	9,136,683	6,091,122	4,568,342
Common stock available for future issuance	25,179,900		70,863,317	73,908,878	75,431,658

As illustrated by the table above, the Reverse Stock Split would significantly increase the ability of our Board to issue authorized and unissued shares in the future without further stockholder action.  As of December 31, 2014, we had cash and cash equivalents of $5,594,578, and total current assets of $7,745,352.   We do not believe these resources will be sufficient to fully execute our current strategy through at least December 31, 2015.  Our current strategy involves significant efforts to expand sales.  To become profitable we will need to significantly increase our revenues.  We do not expect that sales will increase sufficiently to cover our total costs of operations in 2015.  We believe additional funding will be required during 2015. We are not sure if such funding would require authorized shares beyond what is currently authorized without effecting this reverse stock split.  This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock. In addition, an increase in the number of authorized but unissued shares of our common stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy.

The principal effects of the Reverse Stock Split Amendment will be as follows:

•
each six (6) to twelve (12) shares of common stock, inclusive, as determined in the sole discretion of our Board, owned by a stockholder, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•
proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

•	the number of shares of common stock available for future issuance will increase accordingly, as illustrated in the table above.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

•
If the Reverse Stock Split is approved and implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•
There can be no assurance that the Reverse Stock Split will result in any particular price for our common stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading liquidity of our common stock may decline.

•
There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on April 14, 2015 of $0.40 per share, if the Reverse Stock Split at a ratio of 1-for-6 is approved and implemented, there can be no assurance that the post-split market price of our common stock would be $2.40 or greater. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•
The number of shares of common stock available for future issuance will increase from 25,179,900 shares to between 70,863,317 and 75,431,658 shares, depending on the ratio of the Reverse Stock Split selected by our Board, significantly increasing the ability of our Board to issue authorized and unissued shares in the future without further stockholder action which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board may deem advisable.

Our Board intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and allow us to regain compliance with the $1.00 minimum bid price required by the NASDAQ Marketplace Rules. The Board therefore believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the Reverse Stock Split ratio of between 1-for-6 and 1-for-12, inclusive.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our common stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our common stock will continue to be listed on The NASDAQ Capital Market under the symbol “PRSN,” although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that the Reverse Stock Split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board will, however, implement the Reverse Stock Split, if at all, prior to June 30, 2015.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book−Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Certificated Shares

Some of our registered Stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the Effective Time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. On request, after the Effective Time we will issue new certificates (the “New Certificates”) to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent.  Stockholders will then receive one or more New Certificates representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

Any discussion of tax matters set forth in this Proxy Statement was not intended or written to be used, and cannot be used by you, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Stockholders should seek advice based on their particular circumstances from an independent tax advisor.

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. Except where noted, this summary deals only with our common stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of common stock and does not deal with foreign, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate basis equal to the aggregate basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Stock Split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Stock Split for United States federal income tax purposes.

Required Vote of Stockholders

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Special Meeting.  Abstentions will have the same effect as votes against the proposal.  Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. The Reverse Stock Split Proposal is a routine matter and may be voted on by your broker if you do not submit voting instructions.

If the required votes for this proposal are obtained, then our Board will have the authority to select the Reverse Stock Split ratio in the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as APPENDIX A at any time after the approval of the Reverse Stock Split Proposal but prior to June 30, 2105. Our Board reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed Reverse Stock Split Amendment by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

STOCKHOLDER PROPOSALS

Although we disclosed in our definitive proxy statement for the annual meeting of stockholders held on February 5, 2015 that we anticipated our next annual meeting of stockholders to be held on or about February 1, 2016, because of the recent change in our fiscal year, we have not determined when our next annual meeting of stockholders will be held.

Some stockholder proposals may be eligible for inclusion in our proxy statement for our next annual meeting of stockholders. If our next annual meeting of stockholders is held on February 1, 2016, these stockholder proposals must be received by us no later than August 31, 2015 and must otherwise be in compliance with the regulations of the Commission regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules adopted by the Commission, if a stockholder intends to propose any matter for a vote at the Company’s next annual meeting (assuming such annual meeting is held on February 1, 2016), but fails to notify the Company of that intention by November 14, 2015, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion on the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Special Meeting.  If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card.  The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.  Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

The Company’s Common Stock is listed on The NASDAQ Capital Market and trades under the symbol “PRSN”.

APPENDIX A

  CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PERSEON CORPORATION

PERSEON Corporation (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First.             The amendment to the Corporation’s Amended and Restated Certificate of Incorporation set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second.         The Amended and Restated Certificate of Incorporation is hereby amended by adding the following after the second paragraph of Article 4:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each ____ shares of Common Stock, par value $0.001 (the “Old Common Stock”) either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article 4 shall mean common stock as provided in the Amended and Restated Certificate of Incorporation."

Third.            Except as herein amended, the Corporation’s Amended and Restated Certificate of Incorporation shall remain in full force and effect.

Fourth.          The Effective Time of this Amendment will be                  , 20      at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this ____ day of _____________, 2015.

PERSEON CORPORATION

By: ___________________________

Its: ___________________________

PERSEON CORPORATION 2188 West 2200 South Salt Lake City, Utah 84119
VOTE BY INTERNET –www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERSEON CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1. to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-6 and 1-for-12, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.
		☐	☐	☐

2. to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.		☐	☐	☐

NOTE: Such other business may properly come before the meeting and/or may be adjourned.

For address change/comments, mark here		☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
.

PERSEON CORPORATION SPECIAL MEETING PROXY CARD THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERSEON CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2015

The undersigned hereby appoints Clint Carnell and William S. Barth and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Perseon Corporation (“Perseon”) common stock that the undersigned is entitled to vote at Perseon’s Special Meeting of Stockholders on May 12, 2015, at 9:00 a.m. (Mountain Time) at the corporate offices of Perseon, located at 2188 West 2200 South, Salt Lake City, Utah,  84119 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERTLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY TH EUNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. THIS PROXY CONFERS DISCCRETIONARY AUTHORITY IN RESPECT TO MATTERSNOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING ON FTH ENOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERSEON CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN TH ENCLOSED ENVELOPE. THE GIVING OF PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side